UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 29, 2010

INVESTORS HERITAGE CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

KENTUCKY	000-01999	61-6030333
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

200 Capital Avenue Frankfort, Kentucky	40601
(Address of principal executive offices)	(Zip Code)

(502) 223-2361

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[__]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.       Changes in Registrant's Certifying Accountant.

(a)               Previous Independent Registered Public Accounting Firm

(i)         On March 29, 2010, Investors Heritage Capital Corporation, as a result of a competitive request for proposal process undertaken by the Audit Committee of our Board of Directors, decided that it would not retain Ernst & Young LLP ("E&Y") as our independent registered public accounting firm for the fiscal year ending December 31, 2010.

            On March 29, 2010, the Audit Committee notified E&Y that it has been dismissed as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2010.  The change in accountants did not result from any dissatisfaction with the quality of professional services rendered by E&Y.

(ii)        E&Y's reports on our consolidated financial statements for each of the two most fiscal years ended December 31, 2009 and 2008 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

(iii)       On recommendation of our Audit Committee to our Board of Directors and upon approval of our Board of Directors, we decided to change our independent registered public accounting firm.

(iv)       During the two most recent fiscal years ending December 31, 2009 and 2008, and in the subsequent interim period through March 29, 2010, there were no disagreements between E&Y and us on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of E&Y, would have caused E&Y to make reference to the subject matter of the disagreement in its reports on the consolidated financial statements for such years. There were no "reportable events" as that term is defined in Item 304(a)(1)(v) of Regulation S-K, except for the following matter: By letter dated December 31, 2009, E&Y reported a material weakness in our internal control over financial reporting to the Audit Committee of our Board of Directors and Management. The material weakness related to a matter we identified with respect to a clerical error in the calculation of our benefit reserves that had caused our Chief Executive Officer and Chief Financial Officer to conclude that our disclosure controls and procedures were not effective as of December 31, 2008, March 31, 2009, June 30, 2009 and September 30, 2009. We also restated our consolidated financial statements for these respective periods to correct the related errors. The Audit Committee of our Board of Directors has discussed the matter with E&Y and has authorized E&Y to respond fully to related inquiries of our successor independent registered public accounting firm.

(v)        We have provided E&Y with a copy of this current report on Form 8-K, and requested that E&Y furnish us with a letter addressed to the U.S. Securities and Exchange Commission stating whether E&Y agrees with the disclosure contained in this report, or if not, stating the respects in which it does not agree.  We have received the requested letter from E&Y, and a copy of E&Y's letter is filed as Exhibit 16.1 to this current report on Form 8-K.

(b)       New Independent Registered Public Accounting Firm

            Upon recommendation of our Audit Committee and approval of our Board of Directors, we have engaged Mountjoy Chilton Medley LLP ("Mountjoy") as our new independent registered public accounting firm as of March 29, 2010. Mountjoy's engagement will commence with review of our unaudited consolidated financial statements for the quarter ended March 31, 2010.  During the two most recent fiscal years ended December 31, 2009, and for the interim period through March 29, 2010, we have not engaged Mountjoy as either the principal accountant to audit our consolidated financial statements, or as an independent accountant to audit a significant subsidiary and on whom the principal accountant expressed reliance in its report.  Also, during the two most recent fiscal years ended December 31, 2009, and for the interim period through March 29, 2010, we have not consulted with Mountjoy regarding either (a) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our financial statements and neither a written report nor oral advice was provided to us that Mountjoy concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (b) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions in Item 304 of Regulation S-K, or a reportable event, as that term is defined by Item 304(a)(1)(v) of Regulation S-K.  For the fiscal years ended December 31, 2007 and 2008, Mountjoy & Bressler, LLP performed the audits for our retirement plans, the IHCC Retirement Savings Plan & Trust and the IHCC Employee Retirement Plan.  Effective January 1, 2010, Mountjoy & Bressler, LLP merged with Chilton & Medley, PLC to form Mountjoy Chilton Medley LLP, a new partnership.

Item 9.01 Financial Statements and Exhibits.

Exhibits

16.1     Letter of Ernst & Young LLP, dated April 1, 2010, regarding change in independent registered public accounting firm.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTORS HERITAGE CAPITAL CORPORATION

Date: April 1, 2010	By:	/s/Harry Lee Waterfield
Harry Lee Waterfield II
President